Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS THIRD QUARTER FINANCIAL RESULTS

Third Quarter Fiscal 2011 Business and Financial Highlights

•	Quarterly revenue up 216% year-over-year; 51% quarter over quarter
•	Quarterly revenue of $100.3 million; non-GAAP customer licensing income of $91.6 million
•	GAAP diluted income per share of $0.00; non-GAAP diluted income per share of $0.12
•	Signed Differential Power Analysis patent license agreement with major smartphone and tablet manufacturer
•	Verimatrix licensed CryptoFirewall™ core for Pay TV solutions
•	Rambus Labs brings on Dr. David Stork, a computational sensing and imaging expert

SUNNYVALE, Calif. – October 20, 2011 – Rambus Inc. (NASDAQ:RMBS), one of the world’s premier technology licensing companies, today reported financial results for the third quarter ended September 30, 2011.

GAAP Financial Results:

Revenue for the third quarter of 2011 was $100.3 million, up 51% sequentially from the second quarter of 2011 primarily due to the recognition of royalties from new licensing agreements signed in the second and third quarter of 2011. As compared to the third quarter of 2010, revenue was up 216% primarily due to the revenue recognized from agreements signed since the third quarter of 2010.  Revenue for the nine months ended September 30, 2011 was $229.0 million, down 2% over the same period of last year, due to the recognition during the first quarter of 2010 of revenue from the settlement agreement signed with Samsung Electronics Co., Ltd. (“Samsung”), partially offset by the revenue recognized from agreements signed since the third quarter of 2010.

Total operating costs and expenses for the third quarter of 2011 were $89.5 million, which included general litigation expenses of $23.5 million, $7.2 million of stock-based compensation expenses and retention bonuses and amortization expenses related to the acquisition of Cryptography Research Inc. (“CRI”) of $12.7 million. This is compared to total operating costs and expenses for the second quarter of 2011 of $68.7 million, which included general litigation expenses of $11.5 million, $7.0 million of stock-based compensation expenses and CRI related deal costs, retention bonuses and amortization expenses of $8.4 million. Total operating costs and expenses in the third quarter of 2010 were $43.2 million, which included general litigation expenses of $4.6 million, $7.5 million of stock-based compensation expenses and gain from the Samsung settlement of $10.3 million.

Total operating costs and expenses for the nine months ended September 30, 2011 were $212.4 million, which included a $6.2 million gain related to the Samsung settlement, $21.5 million of stock-based compensation expenses and $2.7 million for previous stock-based compensation restatement and related legal expenses.  This is compared to total operating costs and expenses of $48.5 million for the same period of 2010, which included a $116.5 million gain related to the Samsung settlement, $23.2 million of stock-based compensation expenses and $3.4 million for previous stock-based compensation restatement and related legal expenses. General litigation expenses for the nine months ended September 30, 2011 were $44.2 million, an increase of $27.4 million from the same period in 2010.

Net income for the third quarter of 2011 was $0.5 million as compared to a net loss of $10.6 million in the second quarter of 2011 and a net loss of $20.6 million in the third quarter of 2010. Diluted net income per share for the third quarter of 2011 was $0.00 as compared to a net loss per share of $0.10 in the second quarter of 2011 and a net loss per share of $0.18 in the third quarter of 2010.

Net loss for the nine months ended September 30, 2011 was $14.3 million as compared to a net income of $117.8 million for the same period of 2010. Diluted net loss per share for the nine months ended September 30, 2011 was $0.13 as compared to a net income per share of $1.01 for the same period of 2010.

Non-GAAP Financial Results (1):

Customer licensing income in the third quarter of 2011 was $91.6 million as compared to $73.0 million in the second quarter of 2011 and $42.0 million in the third quarter of 2010. Customer licensing income for the nine months ended September 30, 2011 was $233.3 million as compared to $349.0 million in the same period of 2010.

Non-GAAP operating costs and expenses in the third quarter of 2011 were $66.8 million as compared to $50.6 million in the second quarter of 2011 and $43.5 million in the third quarter of 2010. Non-GAAP operating costs and expenses for the nine months ended September 30, 2011were $167.4 million as compared to $134.8 million in the same period of 2010.

Non-GAAP operating income in the third quarter of 2011 was $24.8 million as compared to $22.3 million in the second quarter of 2011 and an operating loss of $1.5 million in the third quarter of 2010. Non-GAAP operating income for the nine months ended September 30, 2011 was $65.9 million as compared to $214.2 million in the same period of 2010.

Non-GAAP net income in the third quarter of 2011 was $14.0 million as compared to $12.4 million in the second quarter of 2011 and net loss of $2.1 million in the third quarter of 2010. Non-GAAP net income for the nine months ended September 30, 2011 was $36.6 million as compared to $133.6 million in the same period of 2010.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of September 30, 2011 were $292.7 million, a decrease of approximately $66.7 million from June 30, 2011. During the third quarter of 2011, Samsung exercised its put option in accordance with the terms of a stock purchase agreement dated January 19, 2010. As a result, the Company was required to repurchase 4.8 million shares of the Company’s common stock for $100.0 million.

During the third quarter of 2011, the Company recorded an income tax provision of approximately $4.1 million. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily withholding taxes and current state and foreign taxes.

The Company will host a conference call today at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at http://investor.rambus.com/events.cfm. A replay will be available following the call on Rambus' Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 18184950.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and/or in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: customer licensing income, operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the Company combined revenue and gain from settlement and excluded charges or gains relating to: stock-based compensation expenses, CRI related deal costs and retention bonus expense, amortization expenses, costs of restatement and related legal activities and non-cash interest expense. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

Our non-GAAP financial measures reflect adjustments based on the following items:

Customer licensing income. Customer licensing income includes the Company’s measure of the total cash royalties received from our customers under our licensing agreements with them. Prior to the second quarter of 2011, the Company bifurcated royalty payments that it received from Samsung between revenue and gain from settlement, which was reflected as a contra expense in operating expenses. The Company has combined revenue from our customers, including Samsung, and the gain from the Samsung settlement as customer licensing income to reflect the total amounts received from our customers, including Samsung under the relevant agreements. In addition, for the second quarter of 2011, the Company had also included in customer licensing income a patent royalty cash payment received from a customer pursuant to executed agreements; this payment had not been recognized as revenue in the second quarter of 2011 as not all revenue recognition criteria were met during the quarter.  Upon meeting all of the revenue recognition criteria, the Company recognized this cash payment as revenue in the third quarter of 2011. Also in the third quarter of 2011, the Company received patents transferred from a customer as part of the consideration for the patent royalty payment. As this is non-cash revenue, the Company excluded it from customer licensing income. Additionally, in the third quarter of 2011, the Company received patent royalty payments from certain patent license agreements assumed in the acquisition with CRI which were treated as favorable contracts. Cash received from these acquired favorable contracts reduced the favorable contract intangible asset on the Company’s balance sheet. The Company has combined these cash royalty payments as customer licensing income to reflect the total amounts received from our customers.

Stock-based compensation expense. These expenses consist primarily of expenses related to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with other peer companies.

CRI related deal costs and retention bonus expense. These expenses include all direct acquisition costs of CRI and the current periods’ portion of the $50.0 million retention bonus expense which is payable to certain legacy CRI employees and contractors. The Company excludes these expenses in order to provide better comparability between periods.

Amortization expense. The Company incurs expenses for the amortization of intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the core operation of the Company’s business.

Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the core operation of the Company’s business.

Non-cash interest expense. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s on-going operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assumes net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results to assist the Company’s planning for future periods.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.:

Rambus is one of the world’s premier technology licensing companies. As a company of inventors, Rambus focuses on the development of technologies that enrich the end-user experience of electronic systems. Additional information is available at www.rambus.com.

RMBSFN

Contacts:

Linda Ashmore
Public Relations
Rambus Inc.
(408) 462-8411
lashmore@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$160,844	$215,262
Marketable securities	131,909	296,747
Accounts receivable	917	2,600
Prepaids and other current assets	10,101	10,898
Deferred taxes	1,863	2,420
Total current assets	305,634	527,927
Deferred taxes, long-term	7,190	2,974
Intangible assets, net	189,363	40,986
Goodwill	115,148	18,154
Property, plant and equipment, net	72,494	67,770
Other assets	5,640	5,361
Total assets	$695,469	$663,172

LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,117	$5,952
Accrued salaries and benefits	27,488	31,634
Accrued litigation expenses	9,830	4,060
Deferred revenue	762	2,482
Other accrued liabilities	10,132	11,683
Total current liabilities	66,329	55,811
Long-term liabilities:
Convertible notes, long-term	130,354	121,500
Long-term imputed financing obligation	36,386	27,899
Other long-term liabilities	13,440	9,679
Total long-term liabilities	180,180	159,078
Contingently redeemable common stock	—	113,500
Total stockholders’ equity	448,960	334,783
Total liabilities, contingently redeemable common stock and stockholders’ equity	$695,469	$663,172

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue:
Royalties	$96,216	$31,179	$216,421	$229,913
Contract revenue	4,047	564	12,583	2,556
Total revenue	100,263	31,743	229,004	232,469
Operating costs and expenses:
Cost of revenue (1)	7,425	1,368	16,632	5,026
Research and development (1)	32,318	23,002	79,855	67,678
Marketing, general and administrative (1)	48,952	27,938	119,416	88,873
Costs of restatement and related legal activities	832	1,229	2,703	3,393
Gain from settlement	—	(10,300)	(6,200)	(116,500)
Total operating costs and expenses	89,527	43,237	212,406	48,470
Operating income (loss)	10,736	(11,494)	16,598	183,999
Interest income and other income (expense), net	(768)	312	(2,197)	1,053
Interest expense on convertible notes	(5,410)	(4,953)	(15,794)	(14,709)
Interest and other income (expense), net	(6,178)	(4,641)	(17,991)	(13,656)
Income (loss) before income taxes	4,558	(16,135)	(1,393)	170,343
Provision for income taxes	4,080	4,441	12,944	52,510
Net income (loss)	$478	$(20,576)	$(14,337)	$117,833
Net income (loss) per share:
Basic	$0.00	$(0.18)	$(0.13)	$1.04
Diluted	$0.00	$(0.18)	$(0.13)	$1.01
Weighted average shares used in per share calculation
Basic	112,334	111,866	109,997	112,768
Diluted	115,552	111,866	109,997	116,347

_________
(1) Total stock-based compensation expense for the three and nine month periods ended September 30, 2011 and 2010 are presented as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of revenue	$90	$17	$499	$146
Research and development	$2,775	$2,470	$7,777	$7,742
Marketing, general and administrative	$4,354	$4,976	$13,262	$15,340

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenue	$100,263	$66,214	$31,743	$229,004	$232,469
Adjustments:
Gain from settlement	—	—	10,300	6,200	116,500
Other patent royalties received	(8,625)	6,750	—	(1,875)	—
Total customer licensing income	$91,638	$72,964	$42,043	$233,329	$348,969

Operating costs and expenses	$89,527	$68,722	$43,237	$212,406	$48,470
Adjustments:
Stock-based compensation	(7,219)	(7,029)	(7,463)	(21,538)	(23,228)
CRI related deal costs and retention bonuses	(7,702)	(6,335)	—	(14,037)	—
Amortization	(6,927)	(4,003)	(1,299)	(12,909)	(3,587)
Costs of restatement and related legal activities	(832)	(712)	(1,229)	(2,703)	(3,393)
Gain from settlement	—	—	10,300	6,200	116,500
Non-GAAP operating costs and expenses	$66,847	$50,643	$43,546	$167,419	$134,762

Operating income (loss)	$10,736	$(2,508)	$(11,494)	$16,598	$183,999
Adjustments:
Other patent royalties received	(8,625)	6,750	—	(1,875)	—
Stock-based compensation	7,219	7,029	7,463	21,538	23,228
CRI related deal costs and retention bonuses	7,702	6,335	—	14,037	—
Amortization	6,927	4,003	1,299	12,909	3,587
Costs of restatement and related legal activities	832	712	1,229	2,703	3,393
Non-GAAP operating income (loss)	$24,791	$22,321	$(1,503)	$65,910	$214,207

Income (loss) before income taxes	$4,558	$(8,497)	$(16,135)	$(1,393)	170,343
Adjustments:
Other patent royalties received	(8,625)	6,750	—	(1,875)	—
Stock-based compensation	7,219	7,029	7,463	21,538	23,228
CRI related deal costs and retention bonuses	7,702	6,335	—	14,037	—
Amortization	6,927	4,003	1,299	12,909	3,587
Costs of restatement and related legal activities	832	712	1,229	2,703	3,393
Non-cash interest expense on convertible notes	3,254	3,056	2,797	9,326	8,241
Non-GAAP income (loss) before income taxes	$21,867	$19,388	$(3,347)	$57,245	208,792
Non-GAAP provision for (benefit from) income taxes	7,872	6,990	(1,205)	20,618	75,165
Non-GAAP net income (loss)	$13,995	$12,398	$(2,142)	$36,627	$133,627

Non-GAAP basic net income (loss) per share	$0.12	$0.11	$(0.02)	$0.33	$1.18
Non-GAAP diluted net income (loss) per share	$0.12	$0.11	$(0.02)	$0.33	$1.15
Weighted average shares used in non-GAAP per share calculation:
Basic	112,334	109,992	111,866	109,997	112,768
Diluted	115,552	112,067	111,866	112,525	116,347